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Exhibit 99(a)(1)(A)

        ACCELRYS, INC.

OFFER TO EXCHANGE
OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK
HAVING AN EXERCISE PRICE
OF GREATER THAN $9.00 PER SHARE
FOR RESTRICTED STOCK UNITS

July 28, 2006

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ACCELRYS, INC.

OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK HAVING AN EXERCISE PRICE OF GREATER THAN $9.00 PER SHARE FOR RESTRICTED STOCK UNITS

July 28, 2006

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., U.S. PACIFIC TIME, ON AUGUST 25, 2006, UNLESS WE EXTEND THE OFFER TO EXCHANGE

        Accelrys, Inc., a Delaware corporation (the "Company," "Accelrys," "we" or "us") is offering to exchange any outstanding option to purchase common stock of the Company, par value $0.0001 per share ("Common Stock") having an exercise price of greater than $9.00 per share granted pursuant to any of our Amended and Restated 2004 Stock Incentive Plan ("2004 Plan"), our 2004 New-Hire Equity Incentive Plan, our 2000 Stock Option Plan, our 1996 Equity Incentive Plan or our 1994 Incentive Stock Plan, each as may have been amended (collectively, the "Stock Plans"). Such options are referred to herein as "Eligible Options," and such offer is referred to as the "Offer to Exchange."

        You are eligible to participate in the Offer to Exchange if you hold Eligible Options and are an Eligible Employee. "Eligible Employee" means any active employee (other than an Ineligible Executive Officer) of the Company or any of its subsidiaries as of the Commencement Date who remains continuously employed through the Expiration Date. "Ineligible Executive Officer" means any of the following individuals: Mark J. Emkjer, David M. Sankaran, R. William Taylor and Mathew A. Hahn, Ph.D. (collectively, the "Ineligible Executive Officers"). The "Commencement Date" means July 28, 2006, or such other date we first provide our Eligible Employees the opportunity to participate in the Offer to Exchange and the means to exchange Eligible Options. The "Expiration Date" means the time that the Offer to Exchange will expire, which is currently anticipated to be 5:00 p.m., U.S. Pacific Time, on August 25, 2006, unless we extend the Offer to Exchange to a later date.

        Pursuant to the Offer to Exchange, we are offering our Eligible Employees the opportunity to tender to the Company any Eligible Options in exchange for Restricted Stock Units ("RSUs"). An RSU is a contractual right to receive shares of Common Stock in the future, provided that the vesting criteria of the RSU is satisfied. If you elect to participate in the Offer to Exchange and if we accept the Eligible Options tendered by you, those Eligible Options will be cancelled and exchanged for RSUs based on an applicable exchange ratio depending on the exercise price of each Eligible Option as follows:

Range of Exercise Prices	Exchange Ratio*
$9.01 - $12.49	3.06
$12.50 - $14.99	3.05
$15.00 - $17.49	3.03
$17.50 - $19.99	3.91
$20.00 - $24.99	4.83
$25.00 - $29.99	5.27
$30.00 - $39.99	6.01
$40.00 - $49.99	8.37
$50.00 - $65.00	9.99

  *
  The number of RSUs you will be granted will be equal to the number of shares of Common Stock underlying each cancelled Eligible Option divided by the applicable exchange ratio for that Eligible Option.

        Fractional RSUs will not be issued. If you would have been entitled to a fraction of an RSU, such fraction will be rounded up or down to the nearest whole share. For example, if an Eligible Employee

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tendered an Eligible Option to purchase 100 shares of Common Stock at an exercise price of $16.50 per share, such Eligible Employee would receive 33 RSUs in exchange for that option. If an Eligible Employee tendered an Eligible Option to purchase 500 shares of Common Stock at an exercise price of $35.00 per share, such Eligible Employee would receive 83 RSUs in exchange for that Eligible Option.

        The Eligible Options will be cancelled the day following the Expiration Date, and the RSUs will be granted concurrently with the cancellation of the Eligible Options. All RSUs granted pursuant to the Offer to Exchange will vest in three equal annual installments upon satisfying vesting and other conditions over the three-year period commencing on August 26, 2006, or a later date if the Expiration Date is extended.

        If you are an Eligible Employee and wish to accept the Offer to Exchange, you must complete an election form indicating which of your Eligible Options you wish to exchange for RSUs. Pursuant to the terms of the Offer to Exchange, you may elect to exchange none, any or all of your Eligible Options. Any Eligible Options you elect not to exchange will remain in effect in accordance with their terms following the Offer to Exchange.

        The Offer to Exchange is currently expected to expire at 5:00 p.m., U.S. Pacific Time, on August 25, 2006. However, we reserve the right to extend the term of the Offer to Exchange as we deem necessary or appropriate in our sole discretion.

        We are making the Offer to Exchange upon the terms, and subject to the conditions, described in the Offer to Exchange, the Election Form, the Withdrawal Form and the RSU Award Agreements. Together, as they may be amended from time to time, these documents constitute the Offer to Exchange. Without limiting the preceding sentence, the Offer to Exchange is subject to conditions that we describe in Section 5 of the Offer to Exchange. We are not making the Offer to Exchange to, nor will we accept any tender of Eligible Options from or on behalf of, Eligible Employees in any jurisdiction in which the Offer to Exchange or acceptance of any tender of any Eligible Option would not comply with the laws of such jurisdiction. However, we may at our discretion, take any actions necessary for us to make the Offer to Exchange to Eligible Employees in any jurisdiction.

        ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO EXCHANGE, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER ANY OF YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE. THE OFFER TO EXCHANGE IS COMPLETELY VOLUNTARY AND YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER ANY OR ALL OF YOUR ELIGIBLE OPTIONS.

        Shares of our Common Stock are quoted on Nasdaq under the symbol "ACCL." On July 24, 2006, the closing price of our Common Stock as reported on Nasdaq was $6.15 per share. We recommend that, in addition to reviewing all of the materials included with the Offer to Exchange, you obtain current market quotations for our Common Stock before deciding whether to elect to tender for exchange any or all of your Eligible Options.

        If you have questions regarding the Offer to Exchange, please consult the Summary Term Sheet beginning on page iv and the Questions and Answers beginning on page Q&A-1. If the Summary Term Sheet or the Questions and Answers do not answer your questions, or if you need assistance completing the related documentation, please contact Sue Speed via telephone at (858) 799-5528 or via e-mail at ses@accelrys.com.

        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IMPORTANT INFORMATION

        If you decide to participate in the Offer to Exchange, YOU MUST FAX OR HAND DELIVER TO SUE SPEED A COMPLETED, SIGNED AND DATED ELECTION FORM, IN ITS ENTIRETY, BEFORE 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE (CURRENTLY AUGUST 25, 2006, UNLESS WE EXTEND THE OFFER TO EXCHANGE). A copy of the election form has been provided to you together with the Offer to Exchange. If you require an additional copy of the election form, or would like any other assistance with this form, please contact Sue Speed via telephone at (858) 799-5528 or via e-mail at ses@accelrys.com.

        Election forms submitted via fax must be sent to fax number (858) 799-5105; Attention: Sue Speed. Election forms submitted via hand delivery must be delivered to and received by Sue Speed.

        THE METHOD OF DELIVERY IS AT YOUR SOLE ELECTION AND RISK, AND YOUR COMPLETED, SIGNED ELECTION FORM MUST BE RECEIVED BY SUE SPEED NO LATER THAN 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE. THERE WILL BE NO EXCEPTIONS. DELIVERY WILL BE DEEMED MADE ONLY WHEN RECEIVED BY US IN ACCORDANCE WITH THE ABOVE-NOTED INSTRUCTIONS. IF WE DO NOT RECEIVE A PROPERLY COMPLETED AND DULY SIGNED ELECTION FORM FROM YOU BEFORE 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE, WE WILL NOT ACCEPT ANY OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, AND WE WILL NOT GRANT ANY RSUs TO YOU.

        Please note that, even if you timely submit your election form, we are required by applicable tax laws to retain the right to choose whether or not to accept Eligible Options for exchange. Accordingly, your Eligible Options will be automatically cancelled if, and only if, we accept your Eligible Options for exchange, provided that such Eligible Options are properly and timely exchanged and are not subsequently properly withdrawn. We currently expect that all Eligible Options that are properly and timely tendered for exchange and that have not been subsequently properly withdrawn will be accepted for exchange.

        By making the Offer to Exchange, we intend to provide our employees with the opportunity to hold securities that, over time, may have a greater potential value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders. However, there are certain risks associated with the Offer to Exchange that you should be aware of and that are discussed in Section 15 of the Offer to Exchange. You should carefully read and consider these risks before making your decision whether and to what extent you participate in the Offer to Exchange. We recognize that the decision to participate in the Offer to Exchange is an individual one that should be based on a variety of factors. You should consult your personal investment and tax advisors if you have questions about your financial or tax situation.

        NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY OF YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER ANY OF YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER TO EXCHANGE OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE QUESTIONS AND ANSWERS AND THE SCHEDULE TO FILED BY THE COMPANY WITH THE SEC. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION PERTAINING TO THE OFFER TO EXCHANGE, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

SUMMARY TERM SHEET

        The following is a summary of the material terms of the Offer to Exchange. We urge you to read carefully the remainder of the Offer to Exchange (including each of the Schedules attached hereto), the Questions and Answers and the Tender Offer Statement filed by us with the SEC in connection with the Offer to Exchange, including any amendments thereto ("Schedule TO"), because the information in this summary is not intended to be complete, and additional important information is contained in the remainder of the Offer to Exchange, the Schedules attached hereto, the Questions and Answers and the Schedule TO. To the extent possible, we have included cross-references to the relevant sections of the Offer to Exchange where you can find a more complete description of the topics discussed in this summary.

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  Offer to Exchange.    We are offering our Eligible Employees the one-time opportunity to surrender any or all Eligible Options having an exercise price of greater than $9.00 per share in exchange for a number of RSUs based on specified exchange ratios. (See Section 1 of the Offer to Exchange.)

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  Voluntary Participation; Exchange.    Your participation in the Offer to Exchange is completely voluntary. If you elect to participate, you may specify which of your Eligible Options you desire to exchange for RSUs. For example, if you hold an Eligible Option with an exercise price of $10.00 and an Eligible Option with an exercise price of $40.00, you may elect to exchange neither, either or both of such Eligible Options. However, Eligible Options must be exchanged in whole and cannot be exchanged in part. (See Section 1 of the Offer to Exchange.)

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  Restricted Stock Units.

          Number of RSUs.    If you elect to participate in the Offer to Exchange, we will issue you RSUs in exchange for the cancellation of those Eligible Options you elect to exchange. The number of RSUs that you receive will be equal to the number of shares of Common Stock of the Company underlying each cancelled Eligible Option divided by the applicable exchange ratio for that Eligible Option. The applicable exchange ratio depends on the exercise price of your Eligible Option as follows:

Range of Exercise Prices	Exchange Ratio
$9.01 - $12.49	3.06
$12.50 - $14.99	3.05
$15.00 - $17.49	3.03
$17.50 - $19.99	3.91
$20.00 - $24.99	4.83
$25.00 - $29.99	5.27
$30.00 - $39.99	6.01
$40.00 - $49.99	8.37
$50.00 - $65.00	9.99

        Fractional RSUs will not be issued. If you would have been entitled to a fraction of a RSU, such fraction shall be rounded up or down to the nearest whole share. For example, if you hold an Eligible Option to purchase 100 shares with an exercise price of $18.00 and you elect to tender such option in the Offer to Exchange, you will receive 26 RSUs in exchange for such Eligible Option. If you hold an Eligible Option to purchase 100 shares with an exercise price of $36.00 and you elect to tender such option in the Offer to Exchange, you will receive 17 RSUs in exchange for such Eligible Option.

          Vesting.    All RSUs will be completely unvested upon issuance, regardless of whether the Eligible Options you surrender in exchange therefor are partially or completely vested. Subject to conditions such as continued employment with us, the RSUs will vest on an annual basis in equal annual installments over three years, commencing on the date of grant, which is currently expected to be August 26, 2006, unless we decide to extend the Offer to Exchange. (See Section 7 of the Offer to Exchange).

          As soon as practicable after the date on which shares of Common Stock subject to a RSU vest, the Company will issue, free from any further vesting restrictions, uncertificated shares in book entry form or certificates representing such vested whole shares of Common Stock.

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  Timing.    We will commence the Offer to Exchange on the Commencement Date. The Expiration Date of the Offer to Exchange is currently August 25, 2006, but we may extend the Offer to Exchange to a later date. Surrendered Eligible Options will be cancelled the first day following the Expiration Date, and the RSUs will be granted concurrently with the cancellation of the Eligible Options. (See Section 1 of the Offer to Exchange.)

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  Eligibility.    All of our employees worldwide, other than Ineligible Executive Officers, are eligible to participate in the Offer to Exchange. The Offer to Exchange is not available to Ineligible Executive Officers, to non-employee members of our Board of Directors, or to individuals that are no longer actively employed by us for any reason as of the Expiration Date.

        IF YOUR EMPLOYMENT WITH US OR ANY OF OUR SUBSIDIARIES TERMINATES PRIOR TO THE EXPIRATION DATE, YOU WILL NOT BE ELIGIBLE TO PARTICIPATE IN THE OFFER TO EXCHANGE. UNLESS A WRITTEN EMPLOYMENT AGREEMENT SPECIFIES OTHERWISE, YOU ARE AN "AT WILL" EMPLOYEE, AND NOTHING IN THE OFFER TO EXCHANGE CONFERS ON YOU ANY RIGHT TO CONTINUE ANY EMPLOYMENT RELATIONSHIP WITH THE COMPANY, NOR SHALL THE OFFER TO EXCHANGE AFFECT IN ANY WAY THE COMPANY'S RIGHT TO TERMINATE ANY SUCH EMPLOYMENT RELATIONSHIP. (See Sections 7 and 8 of the Offer to Exchange.)

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  Election.    To make your election to accept the Offer to Exchange, you must submit a completed, executed election form before 5:00 p.m., U.S. Pacific Time, on the Expiration Date in accordance with the procedures described in the Offer to Exchange. You may change or withdraw your election form at any time prior to 5:00 p.m., U.S. Pacific Time, on the Expiration Date by following similar procedures. ELECTION FORMS RECEIVED AFTER 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE WILL NOT BE CONSIDERED TIMELY AND ANY ELIGIBLE OPTION TENDERED FOR EXCHANGE THEREIN WILL NOT BE ACCEPTED. (See Sections 3 and 4 of the Offer to Exchange.)

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  Conditions of the Offer to Exchange.    The Offer to Exchange is subject to a number of conditions. In addition, potential accounting developments may cause us not to accept your Eligible Options for exchange. If any of the conditions to which the Offer to Exchange is subject occurs, we may terminate or amend the Offer to Exchange, or we may postpone or forego our acceptance of any Eligible Options for exchange. Nevertheless, it is our current intention to accept all Eligible Options that are properly submitted to be exchanged and have not been subsequently properly withdrawn. (See Section 5 of the Offer to Exchange.)

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  Information Regarding our Common Stock.    Shares of our Common Stock are quoted on Nasdaq under the symbol "ACCL." On July 24, 2006, the closing price of our Common Stock as reported on Nasdaq was $6.15 per share. We recommend that, in addition to reviewing all of the materials included with the Offer to Exchange, you obtain current market quotations for our Common Stock before deciding whether to elect to tender your Eligible Options for exchange. The Offer to Exchange has been designed to be value-neutral to our current stockholders and to avoid the greater dilution in ownership that could result from supplemental equity grants to our employees. The cancellation of any Eligible Options in exchange for RSUs will not reduce the number of shares of Common Stock issuable under our Stock Plans and our other existing equity plans and would therefore not have an anti-dilutive effect with regard to our Common

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    Stock. Aside from these details, we cannot predict with much certainty the precise effects of the Offer to Exchange on our capitalization. IF YOU ACCEPT THE OFFER TO EXCHANGE AND THE PRICE OF OUR COMMON STOCK INCREASES ABOVE THE EXERCISE PRICE OF YOUR ELIGIBLE OPTIONS DURING THE TERM OF YOUR ELIGIBLE OPTION, THE VALUE OF THE CONSIDERATION YOU RECEIVE BY PARTICIPATING IN THE OFFER TO EXCHANGE MAY BE LESS THAN THE VALUE OF THE COMMON STOCK YOU WOULD HAVE RECEIVED UPON THE EXERCISE OF YOUR ELIGIBLE OPTIONS. ALL PARTICIPATION IN THE OFFER TO EXCHANGE IS AT YOUR OWN RISK. (See Sections 6 and 15 of the Offer to Exchange.)

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  Material U.S. Federal Income Tax Consequences.    You will not recognize any U.S. federal income tax by electing to tender your Eligible Options for exchange pursuant to the Offer to Exchange. In addition, under U.S. federal law, you generally will not recognize taxable income when you receive the RSUs. However, you will recognize ordinary income when the shares of Common Stock underlying the RSUs are issued to you (i.e., upon vesting of the RSUs). (See Section 11 of the Offer to Exchange.)

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  Amendment and Termination.    As long as we comply with applicable laws, we may amend or terminate the Offer to Exchange in any way. We will notify you if we amend or terminate the Offer to Exchange. We may be required to extend the Offer to Exchange in the event we materially change the terms of the Offer to Exchange. (See Section 12 of the Offer to Exchange.)

QUESTIONS AND ANSWERS

        The references to Section numbers in these Questions and Answers are to Section numbers in the portion of the document entitled the "Offer to Exchange" immediately following these Questions and Answers.

Q1.    What is the Offer to Exchange?

A.1    The Offer to Exchange is a voluntary program permitting Eligible Employees to cancel Eligible Options that were granted under the Stock Plans and that have an exercise price of greater than $9.00 per share and exchange them for a number of RSUs. Your participation in the Offer to Exchange is completely voluntary; you may either keep your current Eligible Options at their current exercise price or tender for cancellation Eligible Options in exchange for RSUs. The RSUs will be granted on August 26, 2006, or a later date if we extend the Expiration Date of the Offer to Exchange. Your will receive RSUs based on an applicable exchange ratio depending on the exercise price of your Eligible Option as follows:

Range of Exercise Prices	Exchange Ratio
$9.01 - $12.49	3.06
$12.50 - $14.99	3.05
$15.00 - $17.49	3.03
$17.50 - $19.99	3.91
$20.00 - $24.99	4.83
$25.00 - $29.99	5.27
$30.00 - $39.99	6.01
$40.00 - $49.99	8.37
$50.00 - $65.00	9.99

        RSUs represent a contractual right to receive shares of our Common Stock on a future date. When RSUs vest, they will be converted into shares of our Common Stock on a one-for-one basis. No Common Stock will be issued to you at the date of grant of a RSU. You will have no rights as a stockholder until the RSUs are converted into shares of Common Stock and no right to vote shares represented by RSUs. (See Section 1 of the Offer to Exchange.)

Q2.    Why is the Offer to Exchange being conducted?

A.2    We are conducting the Offer to Exchange because of the disparity between the current market price of our Common Stock and the exercise prices of Eligible Options we granted in years past.

        As you are aware, we designed our stock option program to be a valuable benefit to you and to reward you for your contributions to our long-term business success. Our stock option program allows you to buy a specific number of shares of our Common Stock at a set exercise price on a future date. Generally, that exercise price is equal to the fair market value of our Common Stock on the date that a stock option is granted. Thus, if the fair market value of our Common Stock increases, you would have the opportunity to purchase Common Stock with a built-in gain at the time you exercise your option. On a per share basis, the built-in gain would be equal to the excess of the value of the Common Stock on the day you exercise your option over the exercise price of your option.

        In light of the decline in the price of our Common Stock in recent years, however, we recognize that the exercise prices of the majority of outstanding options granted pursuant to the Stock Plans are currently higher than the fair market value of our Common Stock as reflected on Nasdaq. We further recognize that this situation has reduced the potential value of your options and our stock option program to you. (See Section 2 of the Offer to Exchange.)

Q&A-1

Q3.    What options may I exchange as part of the Offer to Exchange?

A.3    Any option granted under a Stock Plan with an exercise price of greater than $9.00 per share that is outstanding on the Expiration Date of the Offer to Exchange, which is currently expected to be August 25, 2006, or a later date if we extend the Offer to Exchange, will be eligible for exchange. Eligible Options do not need to be vested in order to be exchanged pursuant to the Offer to Exchange. (See Sections 1 and 7 of the Offer to Exchange.)

Q4.    What options must I exchange as part of the Offer to Exchange?

A.4    Participation in the Offer to Exchange is completely voluntary and at your discretion. You do not have to exchange any options as part of the Offer to Exchange. In addition, you can decide to exchange some, but not all of your Eligible Options.

Q5.    How were the applicable exchange ratios determined?

A.5    In determining the applicable exchange ratios, we consulted with a leading compensation consultant regarding ways both to offer meaningful incentives to holders of Eligible Options and to maintain overall stockholder value. We believe, based in part on the advice from our consultant, that the exchange ratios we have selected are best-suited to achieving both of these aims.

Q6.    Are there conditions to the Offer to Exchange?

A.6    Yes. The Offer to Exchange is subject to a number of conditions, including the conditions described in Section 5 of the Offer to Exchange, which you should read carefully. However, the Offer to Exchange is not conditioned on a minimum number of option holders accepting the Offer to Exchange or a minimum number of options being exchanged. (See Section 5 of the Offer to Exchange.)

Q7.    Are there any eligibility requirements that I must satisfy in order to receive the RSUs?

A.7    Yes. You must be one of our employees or an employee of one of our subsidiaries on the Expiration Date, and you must hold Eligible Options. If you are not an employee on the Expiration Date, you will not be eligible to exchange any Eligible Options, and any election you may have made will not be accepted by us.

Q8.    Are all employees eligible to participate in the Offer to Exchange?

A.8    All employees holding Eligible Options are eligible to participate, subject to the eligibility requirements described in Answer 7 above. Ineligible Executive Officers do not hold Eligible Options and are not entitled to participate in the Offer to Exchange.

Q9.    Are employees located outside the United States eligible to participate?

A.9    All current employees, including employees outside the United States, holding Eligible Options may participate in the Offer to Exchange. Special considerations or conditions may apply to employees located outside the United States. In some countries, the application of local rules may have important consequences to employees residing in those countries. If you are an employee located outside the United States, we recommend that you consult your individual tax, legal and investment advisors for advice regarding the effects of your participation in the Offer to Exchange. (See Section 7 and Schedule B of the Offer to Exchange.)

Q10.    Will I be eligible to receive future option grants if I exchange my Eligible Options?

A.10    Regardless of whether you exchange your Eligible Options, you will be eligible to receive future option grants in accordance with our standard policies. Please note, however, that participation in the Offer to Exchange will not entitle you to receive any future options grants, nor to any continued employment relationship with the Company.

Q&A-2

Q11.    How should I decide whether or not to participate in the Offer to Exchange?

A.11    We understand that deciding whether or not to participate in the Offer to Exchange will be challenging. The Offer to Exchange does carry considerable risk, and there are no guarantees regarding our future stock performance. In addition, vesting of the RSUs is subject to continued employment with us (See Section 7 of the Offer to Exchange). As a result, the decision to participate must be your personal decision, and it will depend largely on your assumptions about the future overall economic environment, the performance of financial markets, our own stock price and our business. Please note that neither the Company nor any of its officers or directors are able to advise you as to whether or not you should participate in the Offer to Exchange, and all participation is at your own risk.

Q12.    How does the Offer to Exchange work?

A.12    On or before the Expiration Date, you may decide to tender for exchange any or all of your Eligible Options for RSUs. For those Eligible Options you elect to exchange, you will be granted RSUs on the day following the Expiration Date based on an applicable exchange ratio depending on the exercise price of your Eligible Options as follows:

Range of Exercise Prices	Exchange Ratio*
$9.01 - $12.49	3.06
$12.50 - $14.99	3.05
$15.00 - $17.49	3.03
$17.50 - $19.99	3.91
$20.00 - $24.99	4.83
$25.00 - $29.99	5.27
$30.00 - $39.99	6.01
$40.00 - $49.99	8.37
$50.00 - $65.00	9.99

  *
  The number of RSUs you will be granted will be equal to the number of shares of Common Stock underlying each cancelled Eligible Option divided by the applicable exchange ratio for that Eligible Option. (See Section 1 of the Offer to Exchange.)

Q13.    If I elect to tender for exchange my Eligible Options, do I have to exchange all of my Eligible Options or can I just exchange some of them?

A.13    Your decision to exchange any given Eligible Option will not affect any of your other Eligible Options. That is, you may elect to exchange all, any, or none of the Eligible Options you hold as of the Expiration Date. However, if you elect to exchange an Eligible Option, you must exchange such Eligible Option in whole. The Company will not accept the exchange of Eligible Options in part. (See Section 1 of the Offer to Exchange.)

Q14.    How and when will I receive my RSUs?

A.14    You will be granted your RSUs the first day following the Expiration Date, which is currently scheduled to be August 25, 2006. Your RSUs will be evidenced by and subject to the terms and conditions of an RSU Award Agreement (See Schedules C through E of the Offer to Exchange).

Q15.    How will my RSUs vest?

A.15    Upon issuance, your RSUs will be completely unvested, regardless of whether the Eligible Options you surrendered in exchange therefor were partially or completely vested. Subject to conditions such as your continued employment with us, your RSUs will vest on an annual basis in equal annual installments over the three years commencing on the date of issuance. Any RSUs that have not vested before termination of your employment will be automatically forfeited, except to the extent that your

Q&A-3

individual award agreement for RSUs provides for accelerated vesting in accordance with the terms of the 2004 Plan. (See Section 7 of the Offer to Exchange.)

Q16.    When may I sell the shares of Common Stock pursuant to a RSU?

A.16    You may sell the shares of Common Stock issued pursuant to a RSU upon vesting in accordance with the Company's insider trading policy.

Q17.    Can I exchange the remaining portion of an Eligible Option that I have partially exercised?

A.17    Yes, but you must tender all of the remaining portion of that Eligible Option. Aside from this limited instance, you may not tender for exchange Eligible Options in part. (See Section 1 of the Offer to Exchange.)

Q18.    How long will the Offer to Exchange remain open?

A.18    Presently, the Offer to Exchange is scheduled to remain open until 5:00 p.m., U.S. Pacific Time, on the Expiration Date, which is currently expected to be August 25, 2006. We currently have no plans to extend the term of the Offer to Exchange beyond August 25, 2006. (See Sections 3 and 12 of the Offer to Exchange.)

Q19.    If the Offer to Exchange is extended, how does the extension impact the date on which my RSUs will be granted?

A.19    If we extend the Offer to Exchange, the RSUs will be granted the day following the new Expiration Date. (See Section 12 of the Offer to Exchange.)

Q20.    Where can I find a list of all my Eligible Options that may be tendered for exchange in the Offer to Exchange?

A.20    A list of all Eligible Options you currently hold has been included in the election form sent to you along with other materials regarding the Offer to Exchange. If you did not receive such a list, or if you require a new copy, please contact Sue Speed via telephone at (858) 799-5528 or via email at ses@accelrys.com.

Q21.    What is the deadline to elect to participate in the Offer to Exchange?

A.21    You must submit your election form to Sue Speed, in its entirety, via facsimile or hand delivery by 5:00 p.m., U.S. Pacific Time, on the Expiration Date, which is expected to be August 25, 2006. Election forms received after 5:00 p.m., U.S. Pacific Time, on the Expiration Date will not be considered timely, and any Eligible Options tendered for exchange thereafter will not be accepted. Although we do not currently intend to do so, we may extend the term of the Offer to Exchange at any time as we deem necessary or appropriate in our sole discretion. (See Sections 3 and 12 of the Offer to Exchange.)

Q22.    Can I change my election? If so, how often?

A.22    Yes. You may change your election as often as you wish at any time before 5:00 p.m., U.S. Pacific Time, on the Expiration Date. To change your election, you must submit to us a new completed, signed and dated election form, in its entirety, before 5:00 p.m., U.S. Pacific Time, on the Expiration Date in the same manner as described in Answer 21 above.

        THE LAST FORM WE RECEIVE FROM YOU PRIOR TO 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE WILL BE CONSIDERED YOUR FINAL ELECTION WITH RESPECT TO THE OFFER TO EXCHANGE.

Q&A-4

Q23.    Can I withdraw my election? If so, how?

A.23    Yes. If you elect to tender any or all of your Eligible Options for exchange and subsequently decide you do not want to participate in the Offer to Exchange, you can withdraw your election at any time before 5:00 p.m., U.S. Pacific Time, on the Expiration Date.

        To withdraw your election, you must fax or hand deliver a completed, signed and dated withdrawal form, in its entirety, before 5:00 p.m., U.S. Pacific Time, on the Expiration Date. A copy of the withdrawal form has been provided to you together with the Offer to Exchange. If you require an additional copy of the withdrawal form, or would like any other assistance with this form, please contact Sue Speed via telephone at (858) 799-5528 or via e-mail at ses@accelrys.com. Withdrawal forms must be submitted in the same manner as election forms, in the same manner as described in Answer 21 above.

Q24.    What will happen if I do not turn in my election form by the deadline?

A.24    If you do not properly submit an election form prior to the deadline, you cannot participate in the Offer to Exchange. THERE WILL BE NO EXCEPTIONS. Election forms received after 5:00 p.m., U.S. Pacific Time, on the Expiration Date will not be considered timely, and any Eligible Options tendered for exchange therein will not be accepted.

Q25.    Will I receive confirmation that my exchanged Eligible Options have been cancelled?

A.25    Yes. For purposes of the Offer to Exchange, we will be deemed to have accepted Eligible Options for exchange that are validly tendered and not subsequently properly withdrawn as of the time when we give oral or written notice to the option holders of our acceptance for exchange of such Eligible Options. This notice may be made at our discretion by press release, interoffice memorandum, e-mail or another method of communication. Subject to our rights to extend, terminate and amend the Offer to Exchange, we currently expect that we will accept all properly tendered Eligible Options that are not validly withdrawn.

Q26.    What if I do not participate in the Offer to Exchange?

A.26    The Offer to Exchange is completely voluntary. You do not have to participate, and there are no penalties for electing not to participate in the Offer to Exchange. In the event that you do not participate, your Eligible Options will remain in effect in accordance with their terms.

Q27.    Other than RSUs, will I receive any other payment or consideration for my participation in the Offer to Exchange?

A.27    No. The only consideration that you will receive for your participation in the Offer to Exchange are the RSUs for which your Eligible Options will be exchanged, subject to the terms of the Offer to Exchange.

Q28.    Where do I go if I have additional questions about the Offer to Exchange?

A.28    If you have additional questions about the Offer to Exchange, please contact Sue Speed via telephone at (858) 799-5528 or via e-mail at ses@accelrys.com.

Q29.    What do I need to do to exchange my Eligible Options?

A.29    If you decide to participate in the Offer to Exchange, YOU MUST FAX OR HAND DELIVER TO SUE SPEED A COMPLETED, SIGNED AND DATED ELECTION FORM, IN ITS ENTIRETY, BEFORE 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE (CURRENTLY AUGUST 25, 2006, UNLESS WE EXTEND THE OFFER TO EXCHANGE). A copy of the election form has been provided to you together with the Offer to Exchange. If you require an additional copy of the election form, or would like any other assistance with this form, please contact Sue Speed via telephone at (858) 799-5528 or via e-mail at ses@accelrys.com.

Q&A-5

        Election forms submitted via fax must be sent to fax number (858) 799-5105; Attention: Sue Speed. Election forms submitted via hand delivery must be delivered to and received by Sue Speed by 5:00 p.m., U.S. Pacific Time, on the Expiration Date.

        THE METHOD OF DELIVERY IS AT YOUR SOLE ELECTION AND RISK, AND YOUR COMPLETED, SIGNED ELECTION FORM MUST BE RECEIVED BY THE COMPANY NO LATER THAN 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE. THERE WILL BE NO EXCEPTIONS. DELIVERY WILL BE DEEMED MADE ONLY WHEN RECEIVED BY US IN ACCORDANCE WITH THE ABOVE-NOTED INSTRUCTIONS. IF WE DO NOT RECEIVE A PROPERLY COMPLETED AND DULY SIGNED ELECTION FORM FROM YOU BEFORE 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE, WE WILL NOT ACCEPT ANY OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, AND WE WILL NOT GRANT ANY RSUs TO YOU.

        Please note that, even if you timely submit your election form, we are required by applicable tax laws to retain the right to choose whether or not to accept Eligible Options for exchange. Accordingly, your Eligible Options will be automatically cancelled if, and only if, we accept your Eligible Options for exchange, provided that such Eligible Options are properly and timely exchanged and are not subsequently properly withdrawn. We currently expect that all Eligible Options that are properly and timely tendered for exchange and that have not been subsequently properly withdrawn will be accepted for exchange.

We may reject any Eligible Option if we determine that the election form is not properly and timely completed or to the extent that we determine that it would be unlawful to accept the Eligible Options.

        THE FOLLOWING QUESTIONS 30 AND 31 RELATE ONLY TO PERSONS SUBJECT TO U.S. FEDERAL INCOME TAXES AND DO NOT COVER ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES. IF YOU ARE AN EMPLOYEE LOCATED OUTSIDE THE UNITED STATES, PLEASE CONSULT YOUR PERSONAL TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL INSURANCE CONTRIBUTION CONSEQUENCES OF THE OFFER TO EXCHANGE.

Q30.    What are the tax implications of not participating in the Offer to Exchange?

A.30    We do not believe that the Offer to Exchange will change any of the terms of your Eligible Options if you do not accept the Offer to Exchange. However, the Internal Revenue Service may characterize the Offer to Exchange as a modification of those Eligible Options that are incentive stock options, even if you decline the Offer to Exchange. A successful assertion by the Internal Revenue Service that your Eligible Options have been modified could extend the Eligible Options' holding period to qualify for favorable tax treatment and cause a portion of your Eligible Options to be treated as nonqualified stock options. In order to minimize the risk that the Offer to Exchange could be characterized as a modification of those Eligible Options that are incentive stock options, we have structured the Offer to Exchange so that we retain the right to choose whether or not to accept Eligible Options for exchange. Accordingly, your Eligible Options (and the related stock option agreements) will be automatically cancelled if, and only if, we accept your Eligible Options for exchange. If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your own tax advisor to determine the tax consequences of the exercise of those Eligible Options and the sale of the Common Stock that you will receive upon exercise. We currently expect that we will accept all Eligible Options that are properly submitted to be exchanged and that have not been subsequently properly withdrawn. (See Sections 3 and 11 of the Offer to Exchange.)

Q31.    Will I have to pay taxes if I exchange my Eligible Options in the Offer to Exchange?

A.31    We believe that the exchange of Eligible Options for RSUs will be treated as a non-taxable exchange and that you will not be required to recognize income for U.S. federal income tax purposes at the time of your receipt of RSUs. However, you will recognize taxable income at the time of vesting equal to the fair market value of the shares of common stock issued to you when the RSUs vest. This taxable income will be subject to applicable tax withholding requirements. For personalized tax advice, you should contact your own tax advisor. (See Section 11 of the Offer to Exchange.)

Q&A-6

THE OFFER TO EXCHANGE

Section 1.    Number of RSUs; Expiration Date.

        We are offering our Eligible Employees the opportunity to tender to the Company for exchange all Eligible Options having an exercise price of greater than $9.00 per share. We will commence the Offer to Exchange on the Commencement Date. As of July 24, 2006, there were 504,963 shares of Common Stock underlying all outstanding Eligible Options. If we receive and accept elections to exchange all Eligible Options as of August 25, 2006 held by employees eligible to participate in the Offer to Exchange, we expect to grant RSUs in exchange for Eligible Options representing an aggregate total of 131,078 shares of our Common Stock.

        You may elect to tender your Eligible Options for exchange, and your decision to tender or not is entirely voluntary. In addition, your decision to exchange any given Eligible Option will not affect any of your other Eligible Options. That is, you may elect to exchange none, any or all of the Eligible Options you hold as of the Expiration Date. However, if you elect to exchange an Eligible Option, you must exchange such Eligible Option in whole. The Company will not accept for exchange any Eligible Options in part.

        The Offer to Exchange is subject to the terms and conditions described in the Offer to Exchange (including Schedules A and B hereto) and the Questions and Answers. We will only accept Eligible Options that are properly tendered for exchange and not subsequently properly withdrawn in accordance with Section 4 of the Offer to Exchange before the Expiration Date.

        All of our employees worldwide other than Ineligible Executive Officers are eligible to participate in the Offer to Exchange. The Offer to Exchange is not available to Ineligible Executive Officers, to non-employee members of our Board of Directors, or to individuals that are no longer actively employed by us for any reason.

        If accepted by the Company, Eligible Options that you elect to tender for exchange will be cancelled the day following the Expiration Date, and RSUs will be granted concurrently with the cancellation of the Eligible Options in accordance with the exchange ratios set forth below. The shares of Common Stock underlying all Eligible Options that are cancelled in connection with the Offer to Exchange will automatically become available for issuance pursuant to the terms of the 2004 Plan.

        The number of RSUs to be granted upon exchange of Eligible Options will be calculated by dividing the number of shares of Common Stock underlying the Eligible Options that are tendered by the applicable exchange ratio. RSUs will not be issued in fractions. In the event you would have been entitled to receive a fraction of an RSU, such fraction will be rounded up or down to the nearest whole share. The applicable exchange ratio depends on the exercise price of your Eligible Option as follows:

Range of Exercise Prices	Exchange Ratio
$9.01 - $12.49	3.06
$12.50 - $14.99	3.05
$15.00 - $17.49	3.03
$17.50 - $19.99	3.91
$20.00 - $24.99	4.83
$25.00 - $29.99	5.27
$30.00 - $39.99	6.01
$40.00 - $49.99	8.37
$50.00 - $65.00	9.99

        The Expiration Date of the Offer to Exchange is 5:00 p.m., U.S. Pacific Time, on August 25, 2006. However, we reserve the right to extend the terms of the Offer to Exchange as we deem necessary or appropriate in our sole discretion. If we extend the Offer to Exchange, the Expiration Date will refer to the latest time and date at which the Offer to Exchange expires. (See Section 12 of the Offer to Exchange for a description of our rights to extend, delay, terminate and amend the Offer to Exchange.)

Section 2.    Purpose of the Offer to Exchange.

        Our stock option program was designed to reward our employees for their contributions to our long-term business success by allowing them to purchase a specific number of shares of our Common Stock at a set exercise price on a future date. Generally, that exercise price is equal to the fair market value of our Common Stock on the date that a stock option is granted. Thus, if the fair market value of our Common Stock increases, our employees would have the opportunity to purchase Common Stock with a built-in gain at the time an option is exercised. In light of the decline in the price of our Common Stock in recent years, we recognize that many outstanding Eligible Options, whether or not currently exercisable, have exercise prices that are considerably higher than the current market price of our Common Stock. We further recognize that this situation has reduced the potential value of the Eligible Options and our stock option program.

        The Offer to Exchange is intended to provide our employees with the opportunity to hold securities that, over time, may have a greater potential value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders. We recognize that the decision to accept the Offer to Exchange is an individual one that should be based on a variety of factors. You should consult your personal advisors if you have questions about your financial or tax situation. The Offer to Exchange has been designed to be value-neutral to our current stockholders and to avoid the greater dilution in ownership that could result from supplemental equity grants to our employees.

        IF YOU ACCEPT THE OFFER TO EXCHANGE AND THE PRICE OF OUR COMMON STOCK INCREASES ABOVE THE EXERCISE PRICE OF YOUR ELIGIBLE OPTIONS DURING THE TERM OF YOUR ELIGIBLE OPTION, THE VALUE OF THE CONSIDERATION YOU RECEIVE BY PARTICIPATING IN THE OFFER TO EXCHANGE MAY BE LESS THAN THE VALUE OF THE COMMON STOCK YOU WOULD HAVE RECEIVED UPON THE EXERCISE OF YOUR ELIGIBLE OPTIONS. ALL PARTICIPATION IN THE OFFER TO EXCHANGE IS AT YOUR OWN RISK.

        NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS FOR RSUs, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO EXCHANGE AND TO CONSULT YOUR OWN LEGAL, INVESTMENT AND/OR TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS FOR RSUs.

Section 3.    Procedures.

        Making your election.    If you decide to participate in the Offer to Exchange, YOU MUST FAX OR HAND DELIVER TO SUE SPEED A COMPLETED, SIGNED AND DATED ELECTION FORM, IN ITS ENTIRETY, BEFORE 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE (CURRENTLY AUGUST 25, 2006, UNLESS WE EXTEND THE OFFER TO EXCHANGE). A copy of the election form has been provided to you together with the Offer to Exchange. If you require an additional copy of the election form or would like any other assistance with this form, please contact Sue Speed via telephone at (858) 799-5528 or via e-mail at ses@accelrys.com.

        Election forms submitted via fax must be sent to fax number (858) 799-5105; Attention: Sue Speed. Election forms submitted via hand delivery must be delivered to Sue Speed.

        THE METHOD OF DELIVERY IS AT YOUR SOLE ELECTION AND RISK, AND YOUR COMPLETED, SIGNED ELECTION FORM MUST BE RECEIVED BY SUE SPEED NO LATER

THAN 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE. THERE WILL BE NO EXCEPTIONS. DELIVERY WILL BE DEEMED MADE ONLY WHEN RECEIVED BY US IN ACCORDANCE WITH THE ABOVE-NOTED INSTRUCTIONS. IF WE DO NOT RECEIVE A PROPERLY COMPLETED AND DULY SIGNED ELECTION FORM FROM YOU BEFORE 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE, WE WILL NOT ACCEPT ANY OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, AND WE WILL NOT GRANT ANY RSUs TO YOU.

        You do not need to return your stock option agreements for your Eligible Options to us in order to participate in the Offer to Exchange. These agreements will be automatically cancelled if we accept your Eligible Options for exchange.

        Determination of validity; Rejection of Eligible Option.    We will determine, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of election forms. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election form or otherwise in the exchange of any Eligible Options, and no one will be liable for any failure to give such notice. Our determination of these matters will be final and binding on all parties. We may reject any or all election forms or Eligible Options that are tendered for exchange to the extent that we determine they were not properly executed or delivered or to the extent that we determine it is unlawful to accept such Eligible Options. Please also note that, even if you timely submit your election form, we are required by applicable tax laws to retain the right to choose whether or not to accept Eligible Options for exchange. Accordingly, your Eligible Options will be automatically cancelled if, and only if, we accept your Eligible Options for exchange, provided that such Eligible Options are properly and timely exchanged and are not subsequently properly withdrawn. We currently expect that all Eligible Options that are properly and timely tendered for exchange and have not been subsequently properly withdrawn will be accepted for exchange.

        Waiver of defects.    We may waive any of the conditions of the Offer to Exchange or any defect or irregularity in any election form with respect to any particular Eligible Option or any particular option holder. No Eligible Options will be accepted for exchange until all defects or irregularities have been cured by the option holder exchanging the Eligible Options or waived by us.

        Only our acceptance constitutes an agreement.    If you elect to exchange your Eligible Options according to the procedures described above, you will have accepted the Offer to Exchange. However, only our acceptance of Eligible Options that are properly tendered for exchange will form a binding agreement between us and you on the terms and subject to the conditions of the Offer to Exchange.

Section 4.    Change in Election; Withdrawal.

        You may only change or withdraw your election at any time before 5:00 p.m., U.S. Pacific Time, on the Expiration Date by following the procedures described in this Section 4.

        Change in election.    To change your election, you must submit to Sue Speed a new completed, signed and dated election form, in its entirety, before 5:00 p.m., U.S. Pacific Time, on the Expiration Date, in accordance with the instructions set forth in Section 3 above.

        Withdrawal.    If you elected to tender one or more Eligible Options for exchange and subsequently decide you do not want to participate in the Offer to Exchange, you can withdraw your election at any time before 5:00 p.m., U.S. Pacific Time, on the Expiration Date. To withdraw your election, you must fax or hand deliver to Sue Speed a completed, signed and dated withdrawal form, in its entirety, before 5:00 p.m., U.S. Pacific Time, on the Expiration Date. A copy of the withdrawal form has been provided to you together with the Offer to Exchange. If you require an additional copy of the withdrawal form, or would like any other assistance with this form, please contact Sue Speed via telephone at

(858) 799-5528 or via e-mail at ses@accelrys.com. Withdrawal forms must be submitted in the same manner as election forms, in accordance with the instructions set forth in Section 3 above.

        THE LAST FORM WE RECEIVE FROM YOU PRIOR TO 5:00 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE WILL BE CONSIDERED YOUR FINAL DECISION WITH RESPECT TO THE OFFER TO EXCHANGE. THE DELIVERY OF ELECTION FORMS AND WITHDRAWAL FORMS AND ANY OTHER REQUIRED DOCUMENTS ARE AT THE SOLE RISK OF THE OPTION HOLDER. DELIVERY WILL BE DEEMED MADE ONLY WHEN RECEIVED BY US.

Section 5.    Conditions of the Offer to Exchange.

        We will not be required to accept any Eligible Options that you tender for exchange, and we may terminate or amend the Offer to Exchange, at any time before the Expiration Date, if we determine that any of the following events has occurred and, in our judgment, such event makes it inadvisable for us to proceed with the Offer to Exchange:

  •
  any change or changes in the applicable accounting rules that cause the Offer to Exchange to subject us to adverse accounting treatment.

  •
  any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer to Exchange, the offer to exchange some or all of the Eligible Options, the issuance of the RSUs, or otherwise relates to the Offer to Exchange or that, in our judgment, could materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we expect to receive from the Offer to Exchange.

  •
  any action is threatened, pending or taken, or any approval is withheld, by any court or any authority, agency, tribunal or any person that, in our judgment, would or might directly or indirectly:

  •
  make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the RSUs or otherwise restrict or prohibit consummation of the Offer to Exchange;

  •
  delay or restrict our ability, or render us unable, to accept the Eligible Options tendered for exchange or to issue RSUs for some or all of the exchanged Eligible Options;

  •
  materially impair the benefits we expect to receive from the Offer to Exchange (see Section 2 of the Offer to Exchange); or

  •
  materially and adversely affect our business, condition (financial or other), income, operations or prospects.

  •
  there is:

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

  •
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory.

  •
  another person publicly makes or proposes a tender or exchange offer for some or all of our Common Stock, or an offer to merge with or acquire us, or we learn that:

  •
  any person, entity or group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of our Common Stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date;

    •
    any person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our Common Stock; or

    •
    any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 related to acquiring us or any of our assets or made a public announcement that it intends to acquire us or any of our assets or securities.

  •
  any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our judgment, is or may be material to us.

        The conditions to the Offer to Exchange are for our benefit. We may assert any of these conditions in our discretion before the Expiration Date, and we may waive them at any time and from time to time before the Expiration Date, whether or not we waive any other condition to the Offer to Exchange.

        Our failure to exercise any of these rights is not a waiver of any of these rights. Likewise, a waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 5 will be final and binding upon all Eligible Employees.

        Additionally, the U.S. Internal Revenue Service may characterize the Offer to Exchange as a modification of those Eligible Options that are incentive stock options under U.S. tax laws, even if you decline the Offer to Exchange. In order to reduce this risk, we are required by applicable tax laws to retain the right to choose whether or not to accept Eligible Options for exchange. Accordingly, your Eligible Options will be automatically cancelled if, and only if, we accept your Eligible Options for exchange, provided that such Eligible Options are properly and timely tendered for exchange and are not subsequently properly withdrawn. Nevertheless, it is our current intention to accept all Eligible Options that are properly and timely tendered for exchange and that have not been subsequently properly withdrawn.

Section 6.    Price Range of Common Stock.

        The Eligible Options to be exchanged pursuant to the Offer to Exchange are not publicly traded. However, upon exercise of an Eligible Option, the option holder will become an owner of our Common Stock. Our Common Stock is publicly traded on Nasdaq under the symbol "ACCL." The following table sets forth the range of high and low sale prices for our Common Stock for the periods indicated, as reported on Nasdaq.

Fiscal Year or Transition Period	Quarter Ended or Ending	High	Low
2007	September 30, 2006 (through July 24, 2006)	$7.25	$5.81
	June 30, 2006	$7.61	$6.44
2006	March 31, 2006	$8.09	$5.00
	December 31, 2005	$8.74	$6.10
	September 30, 2005	$6.84	$4.74
	June 30, 2005	$6.18	$4.73
2005	March 31, 2005	$7.94	$4.74
	December 31, 2004	$8.16	$5.55
	September 30, 2004	$10.06	$5.49
	June 30, 2004	$17.18	$7.91

        As of July 24, 2006, the last reported sale price of our Common Stock, as reported by Nasdaq, was $6.15 per share. We have never paid cash dividends on our Common Stock and do not expect to pay any such dividends in the foreseeable future.

        Aside from the details provided in the Offer to Exchange, we cannot predict with much certainty the precise effects of the Offer to Exchange on our capitalization. We recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to tender your Eligible Options for exchange.

Section 7.    Terms of RSUs.

        In General.    RSUs represent a contractual right to receive shares of our Common Stock on a future date. When RSUs vest, they are converted into shares of our Common Stock on a one-for-one basis. You will have no rights as a stockholder until the RSUs are converted into shares of Common Stock and no right to vote shares represented by the RSUs. Eligible Employees outside the United States should refer to Schedule B for a discussion of the tax and other consequences of accepting or rejecting the Offer to Exchange in the country in which they are employed.

        Vesting.    Upon issuance, all RSUs will be completely unvested, regardless of whether the Eligible Options surrendered in exchange were partially or completely vested. Subject to conditions such as continued employment with us, the RSUs will vest on an annual basis in equal annual installments over three years commencing on the date of grant. Any RSUs that have not vested before termination of employment will be automatically forfeited, except to the extent that a recipient's individual award agreement for RSUs provides for accelerated vesting in accordance with the terms of the 2004 Plan.

        Other Terms and Conditions.    All RSUs will be issued under our 2004 Plan. Other terms and conditions of the RSUs will be set forth in an agreement to be entered into as of the grant date by and between each recipient of RSUs and us, the form of which is attached to this Offer to Exchange. (See Schedules C through E attached hereto).

        U.S. Federal Tax Consequences.    Section 11 of the Offer to Exchange contains a discussion of the U.S. federal income tax consequences of the RSUs and the Eligible Options, as well as the consequences of accepting or rejecting the Offer to Exchange.

        Termination of employment.    IF YOUR EMPLOYMENT WITH US OR ANY OF OUR SUBSIDIARIES TERMINATES PRIOR TO THE EXPIRATION DATE, YOU WILL NOT BE ELIGIBLE TO PARTICIPATE IN THE OFFER TO EXCHANGE. This means that if you quit, with or without good reason, or die, or we terminate your employment, with or without cause, prior to the Expiration Date, any Eligible Options you tendered for exchange prior to such termination will automatically be withdrawn from the Offer to Exchange and will not be accepted for exchange. We will return those Eligible Options to you, and you may exercise those Eligible Options in accordance with their terms (to the extent they are vested), but you will not receive any RSUs.

        UNLESS A WRITTEN EMPLOYMENT AGREEMENT WITH US SPECIFIES OTHERWISE, YOU ARE AN "AT WILL" EMPLOYEE, AND NOTHING IN THE OFFER TO EXCHANGE CONFERS ON YOU ANY RIGHT TO CONTINUE ANY EMPLOYMENT RELATIONSHIP WITH THE COMPANY, NOR SHALL THE OFFER TO EXCHANGE AFFECT IN ANY WAY THE COMPANY'S RIGHT TO TERMINATE ANY SUCH EMPLOYMENT RELATIONSHIP.

        Registration of Common Stock underlying the RSUs.    All shares of Common Stock issuable upon the vesting of RSUs have been registered under the Securities Act of 1933, as amended ("Securities Act") on a Registration Statement on Form S-8 filed with the SEC. Accordingly, such shares will be generally freely tradable upon vesting in accordance with the Company's insider trading policy.

Section 8.    Interests of Directors and Executive Officers; Transactions and Arrangements Involving the Eligible Options.

        A list of our directors and executive officers is attached to the Offer to Exchange as Schedule A. Ineligible Executive Officers and non-employee members of our Board of Directors are not eligible to participate in the Offer to Exchange.

        As of July 24, 2006, our directors and executive officers (13 persons) as a group held options (whether Eligible Options or not) to purchase a total of 1,864,733 shares of our Common Stock. This covered approximately 43% of the shares of Common Stock subject to all of our outstanding options on that date. The following table sets forth the beneficial ownership of options held by each of our executive officers as of July 24, 2006.

Name	Number of Shares of Common Stock Covered by Outstanding Options	Number of Shares of Common Stock Covered by Eligible Options	Percentage of Total Eligible Options Outstanding
Mark J. Emkjer(1)	698,586	0	0%
Richard C.G. Murphy	100,000	0	0%
Mathew A. Hahn, Ph.D.(1)	125,000	0	0%
R. William Taylor(1)	125,000	0	0%
David M. Sankaran(1)(2)	100,000	0	0%
Nicholas Austin	199,930	43,498	8.6%
David R. Mersten	120,000	0	0%
Judith Ohrn-Hicks	154,879	49,276	9.8%
J. James Mihlik	59,495	8,155	1.6%

(1)
The Ineligible Executive Officers are not eligible to participate in the Offer to Exchange.

(2)
On June 14, 2006, Mr. Sankaran notified us that he is terminating his employment with us and resigning as our Senior Vice President and Chief Financial Officer, effective August 31, 2006.

        During the past 60 days, we have not issued any Eligible Options, and no Eligible Options have been exercised. Neither we, nor, to the best of our knowledge, any of our executive officers or those of our subsidiaries, nor any affiliate of ours, engaged in transactions involving Eligible Options during the past 60 days. In addition, neither we nor, to our knowledge, any of our executive officers are a party to any agreement, arrangement or understanding with respect to any of our securities, including but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

Section 9.    Accounting Consequences of the Offer to Exchange; Status of Options Exchanged in the Offer to Exchange.

        If the Eligible Options subject to the Offer to Exchange are tendered, we will be required to determine the incremental value resulting from the exchange. The incremental value represents the grant-date fair value of the RSUs issued pursuant to the Offer to Exchange less the fair value of the tendered Eligible Options immediately prior to the exchange. Assuming all of the Eligible Options subject to the Offer to Exchange are tendered and based on the closing price of our Common Stock as reported on Nasdaq on July 24, 2006, there would be no significant incremental value resulting from the exchange. The incremental value will be amortized to stock compensation expense over the three-year vesting period of the RSUs. In addition, the remaining unrecognized portion of the grant-date fair value of the tendered Eligible Options upon the exchange will be recognized as stock-based compensation expense over the three-year vesting period of the RSUs.

        If Eligible Options are not tendered, then we will continue to recognize stock-based compensation expense for such Eligible Options as the Eligible Options vest based on their grant-date fair value.

Section 10.    Legal Matters; Regulatory Approvals.

        We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by the Offer to Exchange, or of any approval or other action by any government or regulatory authority or agency that is required for the exchange of the Eligible Options as described in the Offer to Exchange. If any other approval or action should be required, we presently intend to seek such approval or take such action. The pursuit of any such approval or action could require us to delay the acceptance of any Eligible Option that you tender for exchange, and we cannot assure you that we would be able to obtain or complete any such approval or action. Our obligation under the Offer to Exchange to accept Eligible Options tendered for exchange and to issue RSUs is further subject to additional conditions, including the conditions described in Section 5. If we are prohibited by applicable laws or regulations from granting RSUs or are required to obtain a license or regulatory permit or make any other filing before granting RSUs, we will not grant RSUs unless we obtain the necessary license or make the requisite filing.

Section 11.    Material U.S. Federal Income Tax Consequences.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of Eligible Options pursuant to the Offer to Exchange, which applies to option holders residing in the U.S. and to option holders which are otherwise subject to U.S. tax law (e.g., because they are U.S. citizens).

        The following discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the Offer to Exchange, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of option holders. In addition, this discussion does not address any aspect of foreign, state or local income taxation or any other form of taxation that may be applicable to an option holder.

        We believe that the exchange of Eligible Options for RSUs by individuals subject to U.S. federal income tax laws will be treated as a non-taxable exchange. Thus, if you exchange Eligible Options, you will not recognize taxable income for U.S. federal income tax purposes when you receive the RSUs. However, you generally will have taxable income when your RSUs vest. The amount of ordinary income you recognize will equal the fair market value of the shares on the vesting date. The taxable income is subject to withholding, FICA and Medicare taxes and other applicable employment taxes. You will be responsible for the payment of withholding taxes imposed by law. The Company may withhold sufficient funds, in any form, to satisfy its withholding obligations.

        Depending on your personal tax situation, you may owe taxes on the RSUs above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

        BEFORE ACCEPTING THE OFFER TO EXCHANGE, WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER TO EXCHANGE.

Section 12.    Extension of the Offer to Exchange; Termination; Amendment.

        We may at any time, and from time to time, extend the period of time during which the Offer to Exchange is open, and thereby delay accepting any Eligible Option tendered for exchange by announcing the extension and/or giving oral or written notice of the extension to the option holders. If we extend the term of the Offer to Exchange, RSUs issued in exchange for tendered Eligible Options will be granted the first day following the extended Expiration Date.

        Prior to the Expiration Date, we may postpone the time at which we actually accept and cancel any Eligible Options tendered for exchange, or we may terminate or amend the Offer to Exchange. In order to postpone the time at which we accept and cancel the Eligible Options, we must announce the postponement and give oral or written notice of the postponement to the option holders. Our right to delay accepting and canceling Eligible Options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the surrendered options promptly after we terminate the Offer to Exchange.

        As long as we comply with any applicable laws, we may amend the Offer to Exchange in any way, including decreasing or increasing the consideration offered in the Offer to Exchange to option holders or by decreasing or increasing the number of Eligible Options that may be exchanged or surrendered in the Offer to Exchange.

        We may amend the Offer to Exchange at any time by announcing an amendment. If we extend the length of time during which the Offer to Exchange is open, notice of the amendment must be issued no later than 6:00 a.m., U.S. Pacific Time, on the next business day after the last previously scheduled or announced Expiration Date. Any announcement relating to the Offer to Exchange will be sent promptly to option holders in a manner reasonably designed to inform option holders of the change.

        If we materially change the terms of the Offer to Exchange or the information about the Offer to Exchange, or if we waive a material condition of the Offer to Exchange, we may extend the term of the Offer to Exchange to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an Offer to Exchange must remain open following material changes in the terms of the Offer to Exchange or information about the Offer to Exchange, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances.

Section 13.    Fees and Expenses.

        We have not employed or retained any broker, dealer or other person to make solicitations or recommendations to holders of Eligible Options in connection with the exchange of such Eligible Options pursuant to the Offer to Exchange, nor will we compensate any person for making such solicitations or recommendations.

Section 14.    Information About Us.

  Overview.

        We were incorporated in Delaware in 1993. Our principal executive offices are located at 10188 Telesis Court, Suite 100, San Diego, California 92121, and our telephone number at that address is (858) 799-5000. Our website is located at http://www.accelrys.com. The information on our website is not a part of the Offer to Exchange.

        We design, develop, market and support software and related services that facilitate the discovery and development of new and improved products and processes in the pharmaceutical, biotechnology, chemical, petrochemical and materials industries. Using our products, researchers may increase the speed and efficiency of the research and development cycle, thereby reducing product development costs and shortening the time to market for new product introductions and process improvements. Our customers include leading commercial, government and academic organizations. Many of the largest pharmaceutical, biotechnology, chemical and petroleum companies worldwide use our products. We market our products and services worldwide, principally through our global direct sales force and the selective use of third-party distributors.

  Selected Financial Data.

        Set forth below is a selected summary of our financial information. Our fiscal year ends on March 31. The financial data as of March 31, 2006 and for the years ended March 31, 2006 and 2005 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2006. This financial data should be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended March 31, 2006.

	Years Ended
	March 31, 2006	March 31, 2005
	(In thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenue	$82,001	$79,030
Total operating costs and expenses	90,711	96,800

Operating loss from continuing operations	(8,710)	(17,770)
Interest and other income, net	1,869	1,738

Loss from continuing operations before income taxes	(6,841)	(16,032)
Income tax expense (benefit)	898	(571)

Loss from continuing operations	(7,739)	(15,461)
Loss from discontinued operations	—	(1,117)

Net loss	$(7,739)	$(16,578)

Basic and diluted loss per share amounts:
Loss from continuing operations	$(0.30)	$(0.62)
Loss from discontinued operations	—	(0.04)

Net loss	$(0.30)	$(0.66)

Weighted average shares used in computing basic and diluted loss per share amounts	26,116	25,137

	As of March 31, 2006
	(In thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents, restricted cash and marketable securities	$66,022
Total assets	146,755
Total deferred revenue	61,269
Noncurrent liabilities	5,718
Accumulated deficit	(181,156)
Total stockholders' equity	63,208

  Recent Developments.

        On June 14, 2006, David M. Sankaran notified us that he is terminating his employment with us and resigning as our Senior Vice President and Chief Financial Officer, effective August 31, 2006.

Section 15.    Risks of Participating in the Offer to Exchange.

        Participating in the Offer to Exchange involves a number of potential risks, including those described below. The discussion below highlights some of the risks and is not exhaustive. Eligible Employees should carefully consider these and other risks and are encouraged to speak with their investment and tax advisors before deciding whether to participate in the Offer to Exchange.

        If your employment terminates for any reason before the RSUs that you receive in the Offer to Exchange vest, you will forfeit the RSUs.

        If you elect to participate in the Offer to Exchange, the RSUs that you receive in exchange for your tendered Eligible Options will be subject to vesting as described more fully in Section 7 of the Offer to Exchange. If your employment terminates for any reason (including, without limitation, a reduction in force, a sale or divestiture or shut-down of the business for which you work, your voluntary resignation, your termination with or without cause or your retirement, death or permanent disability) before your RSUs have vested in full, you will forfeit any unvested RSUs. As a result, you will receive no value from such forfeited RSUs.

        If you are a resident of the United States, you are an "at will" employee and your employment with the Company may be terminated at any time. Your participation in the Offer to Exchange does not constitute a guarantee that your employment will be continued through the vesting date(s) of your RSUs. In addition, the Company can give no assurances that there will be no reductions in force or other terminations of employees in the future.

        If we are acquired by or merge with another company, your cancelled Eligible Options might be worth more than the RSUs that you receive in exchange for them.

        The Company from time to time considers strategic opportunities, including potential acquisitions of assets, products or complementary businesses, as well as licensing transactions and strategic collaborations. A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our Common Stock. Depending on the structure and terms of such a transaction, Eligible Employees who elect to participate in the Offer to Exchange might be deprived of the benefit of the appreciation in the price of our Common Stock resulting from any such transaction. This could result in a greater financial benefit for those Eligible Employees who did not participate in the Offer to Exchange and retained their Eligible Options.

        If the price of our Common Stock increases after the date on which your tendered Eligible Options are cancelled, your cancelled Eligible Options might be worth more than the RSUs you receive in exchange for them.

        Because the exchange ratios utilized in this offer are not one-for-one with respect to Eligible Options tendered for exchange, it is possible that, at some point in the future, your tendered Eligible Options would have been economically more valuable than the RSUs granted pursuant to this Offer to Exchange. For example, if you elect to participate in the Offer to Exchange and the price of our Common Stock increases after the date on which your tendered Eligible Options are cancelled, your cancelled Eligible Options might be worth more than the RSUs you receive in exchange for them. The Company can give no assurance that over time the value of our RSUs will be equal to or greater than the value you might have been able to realize upon exercise of the Eligible Options you tender in the Offer to Exchange. (See Section 2 of the Offer to Exchange).

        The value attributed to your Eligible Options was determined using an option pricing model. Other option pricing models, or assumptions different from those used to value your eligible options, might result in a different attributed value.

        The value of your Eligible Options was determined using an option pricing model, which is commonly used for valuing stock options. The option pricing model used various assumptions in determining the value of stock options including expected life, volatility, the risk-free rate and the dividend yield. Option valuation is not an exact science. Although the option pricing model we used is a standard and accepted model for valuing options, there are other option pricing models in use. If we had used a different option pricing model, the value attributed to your Eligible Options might have been different and might have resulted in your being entitled to receive a larger number of RSUs.

        In addition, the utilization of different assumptions in the option pricing model we used can produce significantly different results for the value of an option. Experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions used in order to value your Eligible Options may not be the same as those that might have been used by others and, therefore, the valuation of your Eligible Options may not be consistent with that obtained using other assumptions.

        You will be responsible for the payment of taxes when your RSUs vest, even if you are then not entitled to sell the shares of Common Stock issued to you.

        Upon the vesting of your RSUs, you generally will have taxable income equal to the fair market value of the shares of Common Stock issued to you upon such vesting. You will be obligated to pay any taxes due. You may not be able to sell your shares of Common Stock to cover such taxes if the trading window is closed on such vesting date or other circumstances prohibit your ability to sell such shares.

        If you are a tax resident of a country outside the United States and you participate in the Offer to Exchange, you should refer to Schedule B for more information on the tax consequences and other considerations applicable to the Offer to Exchange.

  Business Risks.

        In addition to those risks discussed in the Offer to Exchange, information concerning risk factors included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 is incorporated herein by reference. Additional risk and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed and the trading price of our Common Stock could decline.

Section 16.    Additional Information.

        With respect to the Offer to Exchange, we have filed a Schedule TO with the SEC, of which the Offer to Exchange is a part. The Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision on whether to tender your Eligible Options for exchange.

        We also recommend that you review the following materials that we have filed with the SEC before making a decision regarding whether or not to exchange your Eligible Options:

  •
  our Annual Report on form 10-K for the fiscal year ended March 31, 2006;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 26, 2006;

  •
  our Current Report on Form 8-K filed with the SEC on June 15, 2006;

  •
  our Current Report on Form 8-K filed with the SEC on May 24, 2006; and

  •
  the description of our Common Stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on November 9, 1995.

        You may read and copy these reports, proxy statements and other information filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at http://www.sec.gov.

        In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.

        We will also provide without charge to each employee, upon such employee's written or oral request, a copy of the Offer to Exchange or any or all of the documents to which we have referred you, other than exhibits to those documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to: Accelrys, Inc., 10188 Telesis Court, Suite 100, San Diego, California 92121; Attention: David Mersten; or by telephoning us at (858) 799-5000 between the hours of 9:00 a.m. and 5:00 p.m., U.S. Pacific Time.

        As you read the documents listed in this Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and the Offer to Exchange, you should rely on the statements made in the most recent document.

        The information about us contained in the Offer to Exchange should be read together with the information contained in the documents to which we have referred you.

Section 17.    Forward-Looking Statements; Miscellaneous.

        The Offer to Exchange and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to statements made in connection with the Offer to Exchange. These forward-looking statements involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended March 31, 2006. We encourage you to review the risk factors contained in our Annual Report on Form 10-K for the year ended March 31, 2006 before you decide whether to participate in the Offer to Exchange.

        If at any time we become aware of any jurisdiction where the making of the Offer to Exchange violates the law, we will make a good faith effort to comply with the law. If we cannot comply with the law, the Offer to Exchange will not be made to, nor will exchanges be accepted from or on behalf of, the option holders residing in that jurisdiction.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER TO EXCHANGE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER TO EXCHANGE OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE QUESTIONS AND ANSWERS AND THE SCHEDULE TO. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

SCHEDULE A

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

        The names of our directors and executive officers, and their ages and titles as of July 24, 2006 are set forth in the following table:

Name	Age	Position(s) and Office(s) Held
Mark J. Emkjer(1)	50	Chief Executive Officer and President
David M. Sankaran(1)(2)	39	Chief Financial Officer and Senior Vice President
Richard C.G. Murphy	42	Senior Vice President, Worldwide Sales and Service
David R. Mersten	41	Senior Vice President, General Counsel and Secretary
R. William Taylor(1)	45	Vice President, Marketing and Corporate Development
Mathew A. Hahn, Ph.D.(1)	45	Vice President, Chief Science and Technology Officer
Nicholas Austin	43	Vice President, Research and Development
Judith Ohrn-Hicks	42	Vice President, Human Resources
J. James Mihlik	33	Vice President, Corporate Controller
Kenneth L. Coleman(1)	63	Chairman of the Board
Gary E. Costley, Ph.D.(1)	61	Director
Ricardo B. Levy, Ph.D.(1)	60	Director
Christopher J. Steffen(1)	63	Director

(1)
Individual not eligible to participate in the Offer to Exchange

(2)
On June 14, 2006, Mr. Sankaran notified us that he is terminating his employment with us and resigning as our Senior Vice President and Chief Financial Officer, effective August 31, 2006.

        The address of each director and executive officer is c/o Accelrys, Inc., 10188 Telesis Court, Suite 100, San Diego, CA 92121.

        The biographies for our directors and executive officers are included in the definitive Proxy Statement for our 2006 Annual Meeting of Stockholders, filed with the SEC on June 26, 2006, and incorporated herein by reference.

A-1

SCHEDULE B

ADDENDA FOR EMPLOYEES LOCATED OUTSIDE THE U.S.

A GUIDE TO ISSUES IN FRANCE

        The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for RSUs for employees eligible to participate in the Offer to Exchange subject to tax in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of employees eligible to participate in the Offer to Exchange. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all employees considering exchanging their Eligible Options to consult with their own tax or financial advisors. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of RSUs.

  •
  Option Exchange for the Issuance of RSUs.

        You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of RSUs. However, you should consider the tax consequences of voluntarily canceling your Eligible Options.

        Your Eligible Options may qualify as French-qualified options ("Qualified Options"). If your holding period and other requirements for Qualified Options have been (or will be) met, your options have favorable income tax and social insurance treatment (e.g., income tax normally due on the spread upon exercise of a nonqualified stock option is deferred in the case of Qualified Options until time of sale of the underlying shares at reduced rates, and social insurance rates are also reduced). However, to the extent your Eligible Options are Qualified Options and you decide to exchange such Qualified Options for RSUs, you will forfeit the tax and social insurance treatment of your existing Qualified Options. Please be advised that if you accept the Offer to Exchange, your RSUs will not be subject to favorable tax treatment, and your income tax and social insurance liability will be as generally described below.

        To the extent your Eligible Options are nonqualified options, your exchange of such options for RSUs would not involve a loss of favorable tax treatment (as described above).

        Please check your stock option agreement(s) or consult with us to determine whether your Eligible Options are Qualified Options or nonqualified options.

  •
  Grant of Stock Units.

        You likely will not be subject to tax when the RSUs are granted to you.

  •
  Vesting of RSUs.

        You likely will be subject to income tax and social insurance contributions when you vest in the RSUs and shares are issued. The taxable amount will be the fair market value of the shares issued to you at vesting.

  •
  Sale of Shares.

        When you subsequently sell the shares issued to you at vesting, you will not be taxed on the gain if your total proceeds from the sale of securities (including proceeds from the sale of stock realized by your spouse and children) during a calendar year do not exceed the household capital gain exemption of €15,000. If your total proceeds (including your spouse's and children's) from the sale of securities during a calendar year exceed the capital gain exemption, you must pay capital gains tax on the capital gain realized. The capital gain is generally equal to the difference between the sale price and the fair market value of the shares on the date of vesting.

        If the sale proceeds are less than the fair market value of the shares at the time of vesting, you will realize a capital loss. Provided the above €15,000 threshold is exceeded, such capital loss can be offset against capital gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against other types of income (such as salary).

  •
  Withholding and Reporting.

        Your employer is not required to withhold income tax when your RSUs vest. However, your employer is required to withhold your portion of social insurance contributions due on the fair market value of the shares upon vesting. It is your responsibility to pay any taxes resulting for the vesting of your RSUs and the sale of your shares. You are also responsible for reporting all income received under the Offer to Exchange in your tax return.

  •
  Foreign Exchange Information.

        You may hold shares issued to you upon vesting of your RSUs outside France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. Furthermore, you must declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600.

A GUIDE TO ISSUES IN GERMANY

        The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for RSUs for employees eligible to participate in the Offer to Exchange subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of employees eligible to participate in the Offer to Exchange. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all employees eligible to participate in the Offer to Exchange considering exchanging their Eligible Options to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

  •
  Option Exchange for the Issuance of RSUs.

        You will not be subject to tax as a result of the exchange of Eligible Options for the issuance of RSUs.

  •
  Vesting of RSUs.

        You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you vest in the RSUs. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

        A deduction of the lesser of (i) €135, and (ii) 50% of the shares subject to the RSUs on the date of vesting (per calendar year) may be available pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz) because the income you receive at vesting results from the acquisition of shares in your employer's parent company at no cost. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

  •
  Sale of Shares.

        You will not be subject to tax when you subsequently sell shares issued to you at vesting provided you own the shares for at least 12 months, do not own 1% or more of our stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as business assets (this requirement should be met since your shares are issued to you as an employee). If you are subject to tax upon sale, you will be subject to tax on only one half of the gain (calculated as the sale proceeds less the fair market value of the shares at vesting) as capital gain, less one half of the sales related expenses. Furthermore, you will be subject to tax only if your total capital gain exceeds €511 in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain, subject to the one half exemption, and not only the gain in excess of €511.

  •
  Withholding and Reporting.

        Your employer will withhold income tax and social insurance contributions (to the extent that you have not exceeded the applicable wage base) on the income recognized at vesting. It is your responsibility to report and pay any taxes resulting from the sale of shares.

        As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

  •
  Foreign Exchange Information.

        Cross-border payments in excess of €12,500 must be reported monthly to the State Central Bank. Generally, if you use a German bank to execute a cross-border payment in excess of €12,500 in connection with the sale of our shares or other securities, the bank will make the report on your behalf. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must also report your shareholding on an annual basis in the unlikely event that you hold shares representing 10% or more of our total or voting capital.

A GUIDE TO ISSUES IN INDIA

        The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for RSUs for employees eligible to participate in the Offer to Exchange subject to tax in India. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of employees eligible to participate in the Offer to Exchange. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all employees eligible to participate in the Offer to Exchange considering exchanging their Eligible Options to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

  •
  Option Exchange for the Issuance of RSUs

        You will not be subject to tax as a result of the exchange of Eligible Options for the issuance of RSUs.

  •
  Vesting of RSUs

        You will be subject to tax at your progressive rate on the difference between the grant price or the price you pay for the shares and the fair market value of the shares issued to you likely at the time the RSUs vest (i.e., when they are considered to be "allotted" under the Income Tax Act). You will not be subject to provident fund contributions or other social insurance contributions.

  •
  Sale of Shares.

        You will be subject to capital gains tax on the gain received when you sell the shares. The gain on the shares sold is calculated as the difference between the sale price and the fair market value of the shares issued to you at vesting (i.e., allotment). Shares held for at least 12 months will be taxed at the long-term capital gains rates. Shares held for less than 12 months will be taxed at the short-term gain rate (which is the same as your progressive rate). Long term capital gains are taxed at a lower rate.

        The above analysis assumes that you are an ordinary resident of India. If you are not an ordinary resident of India, different tax treatment may apply and you are strongly encouraged to consult with your personal tax advisor.

  •
  Withholding and Reporting.

        Your employer will be required to withhold and report income tax likely at vesting. It is your responsibility to pay any tax resulting from the sale of your shares.

        As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

  •
  Foreign Exchange Information.

        Under India's exchange control rules, you must repatriate to India all proceeds from the sale of shares within a reasonable time (i.e., within seven days) after the sale of your shares. You will receive a foreign inward remittance certificate ("FIRC") from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

A GUIDE TO ISSUES IN JAPAN

        The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for RSUs for employees eligible to participate in the Offer to Exchange subject to tax in Japan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of employees eligible to participate in the Offer to Exchange. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all employees eligible to participate in the Offer to Exchange considering exchanging their Eligible Options to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

  •
  Option Exchange for the Issuance of RSUs.

        You likely will not be subject to tax as a result of the exchange of Eligible Options for the issuance of RSUs.

  •
  Vesting of RSUs.

        You likely will be subject to tax when the RSUs vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount likely will be treated as "remuneration income" and will be taxed at your marginal tax rate.

        The characterization of the income at vesting as remuneration income, rather than occasional income, is the subject of a recent decision of the Japanese Supreme Court. The Supreme Court of Japan held that income from the exercise of employee stock options is properly characterized as remuneration income rather than occasional income. Because the characterization of income from RSUs is similar to the characterization of income realized under a stock option plan, this decision could affect the tax treatment of your income with respect to the Offer to Exchange. However, it appears this decision may be limited to the facts of that particular case and thus, may not be applicable to the taxation of income realized under other employee stock plans. Please consult with your personal tax advisor to obtain more information on the income classification issue.

        You likely will not be subject to social insurance contributions.

        Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn substantial income as a result of their participation in an equity incentive plan, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

  •
  Sale of Shares.

        You generally will be subject to capital gains tax at a flat tax rate of 20% (plus 6% resident tax, if applicable) when you subsequently sell the shares acquired upon the vesting of the RSUs. The taxable amount will be the difference between the sale price and the fair market value of the shares on the date of vesting. You may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%, depending upon the circumstances of the sale (e.g., whether you sell the shares through a broker licensed in Japan). Please consult with your tax advisor to find out if you are eligible for a reduced rate.

  •
  Withholding and Reporting.

        Your employer is not required to withhold or report income tax when the shares are issued to you at vesting. It is your responsibility to report and pay any taxes resulting from your participation in the Offer to Exchange.

        When you sell the shares acquired upon the vesting of the RSUs, any capital gains or losses must be reported in that year. However, if your gross annual salary amount is ¥200,000 or less and if your total annual income other than remuneration income paid by your main employer and retirement income (e.g., bank interest, capital gains) is ¥200,000 or less for that year, you are not required to report such income. Please consult with your tax advisor to find out if you are eligible for this general exemption rule.

A GUIDE TO ISSUES IN THE UNITED KINGDOM

        The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for RSUs for employees eligible to participate in the Offer to Exchange subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of employees eligible to participate in the Offer to Exchange. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all employees eligible to participate in the Offer to Exchange considering exchanging their Eligible Options to consult with their own tax or financial advisors.

        The discussion below relates to employees who are resident, ordinarily resident and domiciled in the United Kingdom for tax purposes at the time of issuance of the RSUs. If you are a citizen or resident of another country or are considered a resident of another country for local law purposes or if you are not treated as resident, ordinarily resident and domiciled in the United Kingdom, the information contained in this supplement may not be applicable to you.

  •
  Option Exchange for the Issuance of RSUs.

        You will not be subject to tax as a result of the exchange of your Eligible Options for the issuance of RSUs.

  •
  Vesting of RSUs.

        Income tax and employees' NICs will be payable at vesting on the full market value of the shares issued to you on the date of vesting (i.e., when the restrictions applicable to the stock units lapse) less any sums paid for the grant of the original option and less any sums which you have elected to pay in respect of employers' NICs.

  •
  Sale of Shares.

        You may be subject to capital gains tax on any capital gain realized when you sell the shares received upon the vesting of your RSUs.

        The capital gain will be calculated by reference to any increase in the value of your shares between the date of vesting of your RSUs and the date of sale.

        Capital gains are eligible for taper relief, pursuant to which the amount of any capital gain is reduced by reference to the number of complete years you hold the shares between the date of grant and the date of sale. All the shares you receive under the RSUs and subsequently sell while still being employed by your employer, us or one of our associated companies, are likely to be treated as business assets for purposes of taper relief (business assets receive more favorable tax treatment than non-business assets). If, at the time of sale, you are no longer employed by your employer, us or one of our associated companies, the shares will be considered non-business assets, and a lower percentage of taper relief will apply in respect of the period after the date you ceased employment in the Accelrys group.

        In addition, your total capital gains realized in any tax year are subject to an annual personal exemption before capital gains tax is payable (currently £8,800 for the U.K. tax year 6 April 2005 to 5 April 2006).

  •
  Withholding and Reporting.

        Your employer will be required to withhold income tax and NICs at the time of the taxable event (i.e., either at grant if you and your employer jointly elected to pay tax at grant, or at vesting) and will deliver the taxes withheld to the U.K. Inland Revenue on your behalf. If for any reason tax is not withheld, you are required to repay to your employer the income tax and employees' NICs within

90 days of the date of the taxable event, otherwise you will be deemed to have received a further taxable benefit equal to the amount of income tax not so paid. This will give rise to a further income tax and NICs charge payable by you.

        You will be responsible for paying to the U.K. Inland Revenue any taxes owed as a result of the sale of the shares.

        Your employer is required to report the details of the grant and vesting of the RSUs on its annual U.K. Inland Revenue tax return.

        In addition to your employer's reporting obligations, you must report details of any liabilities arising from the grant or vesting of your RSUs and from the sale or disposal of shares to the U.K. Inland Revenue on your personal U.K. Inland Revenue tax return.

SCHEDULE C

RESTRICTED STOCK UNIT AWARD AGREEMENT
(AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)

ACCELRYS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)

        Pursuant to its Amended and Restated 2004 Stock Incentive Plan (the "Plan"), ACCELRYS,  INC. (the "Company"), hereby grants to you (the "Participant") that number of restricted units of Common Stock (the "Restricted Stock Unit Award") subject to the terms and conditions below. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan, a copy of which is attached hereto as Attachment 1.

1.
GOVERNING PLAN DOCUMENT. Your Restricted Stock Unit Award is subject to all of the provisions of the Plan, which provisions are hereby made a part of this Restricted Stock Unit Award Agreement. In the event of any conflict between the provisions of this Restricted Stock Unit Award Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

2.
DETAILS OF RESTRICTED STOCK AWARD. The details of your Restricted Stock Award Unit are as follows:

Number of Shares of Common Stock Subject to Award:
Award Date:
Vesting Schedule:	Equal annual installments over the three (3) year period commencing with the Award Date
3.
SATISFACTION OF VESTING RESTRICTIONS. No shares of Common Stock will be issued to you pursuant to your Restricted Stock Unit Award until such shares vest in accordance with the Vesting Schedule indicated in Section 2. As soon as practicable after the date on which shares of Common Stock subject to your Restricted Stock Unit Award vest, the Company will issue to you, free from further vesting restrictions, uncertificated shares in book entry form or share certificates representing such vested whole shares of Common Stock.

4.
TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES. If, at any time prior to the vesting in full of the shares of Common Stock subject to your Restricted Stock Unit Award, your full- or part-time employment or service with the Company or any of its Subsidiaries or Affiliates terminates for any reason, the unvested portion of your Restricted Stock Unit Award shall be canceled and become automatically null and void.

5.
REPRESENTATIONS. In connection with the acquisition of shares of Common Stock pursuant to this Restricted Stock Unit Award Agreement, you represent and warrant to the Company that you have no present intention of distributing or selling the Common Stock, except as permitted under applicable securities laws. You further acknowledge and agree that your ability to sell the Common Stock may be limited by the Securities Act (including, without limitation, Rule 144 promulgated under the Securities Act) and by the terms and conditions of this Restricted Stock Award Unit Agreement and the Plan.

6.
NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) nothing in this Award or the Plan confers on you any right to be employed by or continue any employment, service or consulting relationship with the Company or any of its Subsidiaries or Affiliates; and (ii) the Company would not have granted this Award to you but for this acknowledgement and agreement. Under no circumstances will the Plan or this Restricted Stock

  Unit Award Agreement be considered to be part of the terms and conditions of your employment with the Company or any of its Subsidiaries or Affiliates that employs you.

7.
GOVERNING LAW; JURISDICTION AND VENUE. This Restricted Stock Unit Award Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of San Diego, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California, in connection with any legal proceeding; (ii) agrees that each state and federal court located in the County of San Diego, State of California, shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of San Diego, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Restricted Stock Unit Award Agreement may not be enforced in or by such court.

8.
NOTICES. Any notices to be delivered pursuant to this Restricted Stock Award Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9.
SEVERABILITY. If one or more provisions of this Restricted Stock Unit Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Restricted Stock Unit Award Agreement and the balance of the Restricted Stock Unit Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.
BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Restricted Stock Unit Award Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11.
COUNTERPARTS. This Restricted Stock Unit Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:	PARTICIPANT:
ACCELRYS, INC.
By:	By:
Name:	Name:
Title:

GRANT SUMMARY:

        On «Grant_Date», «Name» hereby receives a Restricted Stock Unit Award for «Shares_Granted» shares of Common Stock of the Company.

ATTACHMENT 1

ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

LINK TO THE ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN LOCATED ON THE 'STOCK OPTIONS' PAGE OF THE ACCELRYS INTRANET.

SCHEDULE D

RESTRICTED STOCK UNIT AWARD AGREEMENT
(AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)

ACCELRYS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)

        Pursuant to its Amended and Restated 2004 Stock Incentive Plan (the "Plan"), ACCELRYS,  INC. (the "Company"), hereby grants to you (the "Participant") that number of restricted units of Common Stock (the "Restricted Stock Unit Award") subject to the terms and conditions below. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan, a copy of which is attached hereto as Attachment 1.

1.
GOVERNING PLAN DOCUMENT. Your Restricted Stock Unit Award is subject to all of the provisions of the Plan, which provisions are hereby made a part of this Restricted Stock Unit Award Agreement. In the event of any conflict between the provisions of this Restricted Stock Unit Award Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

2.
DETAILS OF RESTRICTED STOCK AWARD. The details of your Restricted Stock Award Unit are as follows:

Number of Shares of Common Stock Subject to Award:
Award Date:
Vesting Schedule:	Equal annual installments over the three (3) year period commencing with the Award Date
3.
SATISFACTION OF VESTING RESTRICTIONS. No shares of Common Stock will be issued to you pursuant to your Restricted Stock Unit Award until such shares vest in accordance with the Vesting Schedule indicated in Section 2. As soon as practicable after the date on which shares of Common Stock subject to your Restricted Stock Unit Award vest, the Company will issue to you, free from further vesting restrictions, uncertificated shares in book entry form or share certificates representing such vested whole shares of Common Stock.

4.
TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES. If, at any time prior to the vesting in full of the shares of Common Stock subject to your Restricted Stock Unit Award, your full- or part-time employment or service with the Company or any of its Subsidiaries or Affiliates terminates for any reason, the unvested portion of your Restricted Stock Unit Award shall be canceled and become automatically null and void.

5.
REPRESENTATIONS. In connection with the acquisition of shares of Common Stock pursuant to this Restricted Stock Unit Award Agreement, you represent and warrant to the Company that you have no present intention of distributing or selling the Common Stock, except as permitted under applicable securities laws. You further acknowledge and agree that your ability to sell the Common Stock may be limited by the Securities Act (including, without limitation, Rule 144 promulgated under the Securities Act) and by the terms and conditions of this Restricted Stock Award Unit Agreement and the Plan.

6.
NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) nothing in this Award or the Plan confers on you any right to be employed by or continue any employment, service or consulting relationship with the Company or any of its Subsidiaries or Affiliates; and (ii) the Company would not have granted this Award to you but for this acknowledgement and agreement. Under no circumstances will the Plan or this Restricted Stock

  Unit Award Agreement be considered to be part of the terms and conditions of your employment with the Company or any of its Subsidiaries or Affiliates that employs you.

7.
TAXES. By signing this Restricted Stock Unit Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise, and neither the Company nor any of its Subsidiaries or Affiliates, nor the Administrator, shall have any obligation whatsoever to pay such taxes. To the extent the Company, or any of its Subsidiaries or Affiliates, is required to pay any tax as a result of your receipt or exercise of this Award, you will indemnify the Company for any such payment.

8.
GOVERNING LAW; JURISDICTION AND VENUE. This Restricted Stock Unit Award Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of San Diego, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California, in connection with any legal proceeding; (ii) agrees that each state and federal court located in the County of San Diego, State of California, shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of San Diego, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Restricted Stock Unit Award Agreement may not be enforced in or by such court.

9.
NOTICES. Any notices to be delivered pursuant to this Restricted Stock Award Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

10.
SEVERABILITY. If one or more provisions of this Restricted Stock Unit Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Restricted Stock Unit Award Agreement and the balance of the Restricted Stock Unit Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.
BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Restricted Stock Unit Award Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

12.
COUNTERPARTS. This Restricted Stock Unit Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:	PARTICIPANT:
ACCELRYS, INC.
By:	By:
Name:	Name:
Title:

GRANT SUMMARY:

        On «Grant_Date», «Name» hereby receives a Restricted Stock Unit Award for «Shares_Granted» shares of Common Stock of the Company.

ATTACHMENT 1

ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

LINK TO THE ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN LOCATED ON THE 'STOCK OPTIONS' PAGE OF THE ACCELRYS INTRANET.

SCHEDULE E

RESTRICTED STOCK UNIT AWARD AGREEMENT
(AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)

ACCELRYS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)

        Pursuant to its Amended and Restated 2004 Stock Incentive Plan (the "Plan"), ACCELRYS,  INC. (the "Company"), hereby grants to you (the "Participant") that number of restricted units of Common Stock (the "Restricted Stock Unit Award") subject to the terms and conditions below. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan, a copy of which is attached hereto as Attachment 1.

1.
GOVERNING PLAN DOCUMENT. Your Restricted Stock Unit Award is subject to all of the provisions of the Plan, which provisions are hereby made a part of this Restricted Stock Unit Award Agreement. In the event of any conflict between the provisions of this Restricted Stock Unit Award Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

2.
DETAILS OF RESTRICTED STOCK AWARD. The details of your Restricted Stock Award Unit are as follows:

Number of Shares of Common Stock Subject to Award:
Award Date:
Vesting Schedule:	Equal annual installments over the three (3) year period commencing with the Award Date
3.
SATISFACTION OF VESTING RESTRICTIONS. No shares of Common Stock will be issued to you pursuant to your Restricted Stock Unit Award until such shares vest in accordance with the Vesting Schedule indicated in Section 2. As soon as practicable after the date on which shares of Common Stock subject to your Restricted Stock Unit Award vest, the Company will issue to you, free from further vesting restrictions, uncertificated shares in book entry form or share certificates representing such vested whole shares of Common Stock.

4.
TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES. If, at any time prior to the vesting in full of the shares of Common Stock subject to your Restricted Stock Unit Award, your full- or part-time employment or service with the Company or any of its Subsidiaries or Affiliates terminates for any reason, the unvested portion of your Restricted Stock Unit Award shall be canceled and become automatically null and void.

5.
REPRESENTATIONS. In connection with the acquisition of shares of Common Stock pursuant to this Restricted Stock Unit Award Agreement, you represent and warrant to the Company that you have no present intention of distributing or selling the Common Stock, except as permitted under applicable securities laws. You further acknowledge and agree that your ability to sell the Common Stock may be limited by the Securities Act (including, without limitation, Rule 144 promulgated under the Securities Act) and by the terms and conditions of this Restricted Stock Award Unit Agreement and the Plan.

6.
NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) nothing in this Award or the Plan confers on you any right to be employed by or continue any employment, service or consulting relationship with the Company or any of its Subsidiaries or Affiliates; and (ii) the Company would not have granted this Award to you but for this acknowledgement and agreement. Under no circumstances will the Plan or this Restricted Stock

  Unit Award Agreement be considered to be part of the terms and conditions of your employment with the Company or any of its Subsidiaries or Affiliates that employs you.

7.
TAXES. By signing this Restricted Stock Unit Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise, and neither the Company nor any of its Subsidiaries or Affiliates, nor the Administrator, shall have any obligation whatsoever to pay such taxes. To the extent the Company, or any of its Subsidiaries or Affiliates, is required to pay any tax as a result of your receipt or exercise of this Award, you will indemnify the Company for any such payment. You may be liable to pay income tax, by virtue of the U.K. Income Tax (Earnings and Pensions) Act 2003, on a proportionate part of the increase in value of your Restricted Stock Unit Award when restrictions on such Award lapse. In addition, you may be liable to pay primary class 1 National Insurance Contributions. You acknowledge and agree that it is a condition of this Award that you will sign a form of joint election under which you will also assume liability for any related secondary class 1 National Insurance Contributions for which the Company or any of its Subsidiaries or Affiliates may be or become liable, if the Company requests you to do so.

8.
GOVERNING LAW; JURISDICTION AND VENUE. This Restricted Stock Unit Award Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of San Diego, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California, in connection with any legal proceeding; (ii) agrees that each state and federal court located in the County of San Diego, State of California, shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of San Diego, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Restricted Stock Unit Award Agreement may not be enforced in or by such court.

9.
NOTICES. Any notices to be delivered pursuant to this Restricted Stock Award Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

10.
SEVERABILITY. If one or more provisions of this Restricted Stock Unit Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Restricted Stock Unit Award Agreement and the balance of the Restricted Stock Unit Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.
BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Restricted Stock Unit Award Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

12.
COUNTERPARTS. This Restricted Stock Unit Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:	PARTICIPANT:
ACCELRYS, INC.
By:	By:
Name:	Name:
Title:

GRANT SUMMARY:

        On «Grant_Date», «Name» hereby receives a Restricted Stock Unit Award for «Shares_Granted» shares of Common Stock of the Company.

ATTACHMENT 1

ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

        LINK TO THE ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN LOCATED ON THE 'STOCK OPTIONS' PAGE OF THE ACCELRYS INTRANET.

QuickLinks

TABLE OF CONTENTS
OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK HAVING AN EXERCISE PRICE OF GREATER THAN $9.00 PER SHARE FOR RESTRICTED STOCK UNITS
IMPORTANT INFORMATION
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS
THE OFFER TO EXCHANGE
SCHEDULE A INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS
SCHEDULE B ADDENDA FOR EMPLOYEES LOCATED OUTSIDE THE U.S.
A GUIDE TO ISSUES IN FRANCE
A GUIDE TO ISSUES IN GERMANY
A GUIDE TO ISSUES IN INDIA
A GUIDE TO ISSUES IN JAPAN
A GUIDE TO ISSUES IN THE UNITED KINGDOM
SCHEDULE C RESTRICTED STOCK UNIT AWARD AGREEMENT (AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)
ACCELRYS, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT (AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)
ATTACHMENT 1 ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
SCHEDULE D RESTRICTED STOCK UNIT AWARD AGREEMENT (AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)
ACCELRYS, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT (AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)
ATTACHMENT 1 ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
SCHEDULE E RESTRICTED STOCK UNIT AWARD AGREEMENT (AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)
ACCELRYS, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT (AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN)
ATTACHMENT 1 ACCELRYS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN